Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement Nos. 333-61771, 333-79531, 333-65948 and 333-65950 of North Valley Bancorp on
Form S-8 of our reports, dated March 12, 2008, relating to our audits of the consolidated financial statements and management's report on internal control over financial reporting, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2007.

                                        /s/ Perry-Smith LLP

Sacramento, California
March 12, 2008

                                       94